                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                              United Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

UNITED BANCORP, INC.

[UNITED BANCORP LOGO]
P. O. BOX 10 - MARTINS FERRY, OHIO 43935 - TEL. (740) 633-BANK

WE ARE UNITED TO BETTER SERVE YOU

                                 March 24, 2000


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of United Bancorp, Inc. scheduled for Wednesday, April 19, 2000 at 2:00 p.m. WHETHER OR NOT YOU PLAN TO ATTEND OUR ANNUAL MEETING, PLEASE EXECUTE THE PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE. This Proxy may be revoked any time before its exercise or by your attending our scheduled meeting.

     The Annual Certified Opinion Audit of United Bancorp, Inc. is enclosed for your review prior to attending our Annual Meeting. We are both proud and excited about our 1999 financial results that reflect the continued cooperation and dedication of our Directors, Officers and Employees.

     Payment of our regular first quarter cash dividend was made by separate mailing on March 20th. Whether or not you received your dividend check in a separate mailing is dependent upon your level of participation in our Dividend Reinvestment Plan, participation in our direct deposit program or whether your stock is being held by you or in a broker nominee name. NO PAYMENT HAS BEEN INCLUDED WITH THIS MAILING OF OUR PROXY MATERIALS.

     As a shareholder, we encourage you to use and recommend our products and services. Any successful effort you have in bringing additional business to one of our Banks will increase the value of your investment. We thank you our shareholders, customers and friends for your continued confidence and support.

                     Very truly yours,

                     UNITED BANCORP, INC.



                     /s/ James W. Everson
                     James W. Everson
                     Chairman, President & Chief Executive Officer

JWE/sw

NOTICE OF THE ANNUAL MEETING OF THE SHAREHOLDERS

TO THE SHAREHOLDERS OF

        UNITED BANCORP, INC.
        MARTINS FERRY, OHIO

        March 24, 2000

    You are hereby notified that the Annual Meeting of Shareholders of United Bancorp, Inc. (the "Company"), will be held on Wednesday, April 19. 2000, at 2:00 p.m. at the Company's main office, 201 South Fourth at Hickory Street, Martins Ferry, Ohio, for the purpose of considering and acting upon the following:

1. To fix the number of Directors at seven (7) and to elect two (2) Directors to Class II of the Board of Directors, specifically,

     James W. Everson     Chairman, President and Chief Executive Officer -
                          United Bancorp, Inc. and The Citizens Savings Bank
                          Chairman - The Community Bank

     Matthew C. Thomas    President - M.C. Thomas Insurance Agency, Inc.



     to serve as Directors of Class II until the Annual Meeting of Shareholders in 2003, and until their successors are duly elected and shall have qualified; and

2. To ratify and approve the appointment of Crowe, Chizek and Company LLP independent certified public accountants, to serve as the Company's external auditor for fiscal year 2000; and

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed March 1, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

     Whether or not you plan to attend our annual meeting, please execute the enclosed proxy and return it as promptly as possible in the enclosed postage-paid envelope. If you do attend the meeting, you may withdraw your proxy.

                                  Signed by order of the Board of Directors

                                   /S/ Norman F. Assenza Jr.
                                   -------------------------------
                                       Norman F. Assenza Jr.

[UNITED BANCORP, INC. LOGO]   UNITED BANCORP, INC.

                         201 S. Fourth at Hickory Street
                            Martins Ferry, Ohio 43935

                                 PROXY STATEMENT

     This statement is furnished to shareholders of United Bancorp, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the headquarters of the Company, 201 South 4th at Hickory Street, Martins Ferry, Ohio, Wednesday, April 19, 2000 at 2:00 p.m. (local time). The number of shares outstanding and entitled to vote thereat is 2,942,885, $1.00 par value per share. No individual beneficially owns over 5% of the outstanding shares. Shareholders of record on March 1, 2000, will have one vote for each share held on such date, and do have the right to cumulate votes in the election of directors. This proxy statement and proxy are being mailed on or about March 24, 2000.

     The accompanying proxy is solicited by the Board of Directors. It is contemplated that solicitation of proxies will be by use of the mails only. However, in addition, solicitation may be made by telephone or telegraph, by officers or by employees of the Company, or officers or employees of the Company's subsidiary banks. The cost of such solicitation will be borne by the Company, which may reimburse brokerage firms and nominees for reasonable expenses incurred by them, and approved by the Company, in forwarding proxy materials to beneficial owners. Properly signed and dated proxies received by the Secretary of the Company prior to or at the Annual Meeting will be voted as instructed on the proxy or, in the absence of such instructions will be voted,
(a) "For" the election to the Board of Directors of the persons nominated by the Board and to fix the number of Directors at seven (7), (b) to ratify and approve the appointment of Crowe Chizek and Company LLP, independent certified public accountants, and (c) in accordance with the judgement of the Board of Directors on any other matters which may properly come before the meeting. You may revoke your proxy at any time prior to its exercise by giving written or oral notice to the Chairman, President and Chief Executive Officer, or by executing a subsequently dated proxy or by voting in person at the annual meeting.

                                VOTING PROCEDURES

    The presence in person or by proxy of a majority of the outstanding shares of the Company's common stock constitutes a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

    The two nominees for director who receive the largest number of votes cast "For" will be elected as directors if the number of directors is fixed at seven
(7). Shares represented at the annual meeting in person or by proxy but withheld or otherwise not cast for the election of directors, including abstentions and broker non-votes, will have no impact on whether a quorum is present to fix the number of directors and to elect directors or on the outcome of the election.

    Shareholders have cumulative voting rights with respect to the election of directors. Cumulative voting rights allow shareholders to vote the number of shares owned by them times the number of directors to be elected and to cast such votes for one director or to allocate such votes among directors as they deem appropriate.

    Abstentions will have the same effect as votes cast against the proposal to approve the appointment of Crowe, Chizek and Company LLP as independent auditors of the Company, provided such shares are properly present at the meeting in person or by proxy, and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome.

                              ELECTION OF DIRECTORS
    Pursuant to the terms of the Code of Regulations of United Bancorp, Inc., the Board of Directors is divided into three classes, designated as Class I, Class II and Class III, with each class consisting of approximately one-third of the total number of directors as fixed from time to time by the shareholders. The directors serve staggered three-year terms, so that directors of only one class are elected at each Annual Meeting of shareholders. At the forthcoming Annual Meeting, the shareholders will be asked to elect two directors to serve in Class II and to fix the number of Directors at seven (7).

   The nominees for election at the forthcoming Annual Meeting are Messrs. James
W. Everson and Matthew C. Thomas, present directors of the Company. If elected, the nominees will serve a three (3) year term, which shall expire at the annual meeting of shareholders in 2003, and until their successor is duly elected and shall have qualified.

                           INFORMATION AS TO NOMINEES
    The Names of the nominees for election as Director, together with specific information about the nominees, is as follows:

                                                                                   UNITED BANCORP,
                            PRINCIPAL                                                INC. SHARES
                         OCCUPATION PAST                        YEAR OF         OWNED BENEFICIALLY(1)           % OF
NAME AND AGE               FIVE YEARS                       INITIAL ELECTION          (12/31/99)            OUTSTANDING

CLASS II (TERM EXPIRES IN 2003)
-----------------------------------------------------------------------------------------------------------------------
JAMES W. EVERSON          Chairman, President                     1969                 66,015 (2)               2.24%
St. Clairsville, Ohio     and Chief Executive Officer -
Age:  61                  United Bancorp, Inc. and
                          The Citizens Savings Bank,
                          Chairman - The Community Bank

MATTHEW C. THOMAS         President                               1988                 12,480 (3)                .42%
St. Clairsville, Ohio     M. C. Thomas Insurance
Age:  43                  Agency, Inc.

               INFORMATION AS TO DIRECTORS WHOSE TERMS OF OFFICE
                  WILL CONTINUE AFTER THE 2000 ANNUAL MEETING

                                                                                   UNITED BANCORP,
                            PRINCIPAL                                                INC. SHARES
                         OCCUPATION PAST                        YEAR OF         OWNED BENEFICIALLY(1)           % OF
NAME AND AGE               FIVE YEARS                       INITIAL ELECTION          (12/31/99)            OUTSTANDING

CLASS I (TERM EXPIRES IN 2002)
-----------------------------------------------------------------------------------------------------------------------
MICHAEL J. ARCIELLO       Retired Vice President                  1992                  3,127(4)                 .01%
Massillon, Ohio           Finance Nickles Bakeries
Age:  65

JOHN H. CLARK, JR.        Retired -                               1976                 26,311(5)                .89
Wheeling, West Virginia   Foundry Owner
Age:  72

L. E. RICHARDSON, JR.     Retired President                       1998                 62,239(6)                2.11%
Newark, Ohio              Community Bank of Glouster
Age:  67

                                                                                   UNITED BANCORP,
                            PRINCIPAL                                                INC. SHARES
                         OCCUPATION PAST                        YEAR OF         OWNED BENEFICIALLY(1)           % OF
NAME AND AGE               FIVE YEARS                       INITIAL ELECTION          (12/31/99)            OUTSTANDING

CLASS III (TERM EXPIRES IN 2001)
-----------------------------------------------------------------------------------------------------------------------

JOHN M. HOOPINGARNER      General Manager -                       1992                  1,436  (7)        .05%
Dover, Ohio               and Secretary-Treasurer
Age:  45                  Muskingum Watershed
                          Conservancy District

RICHARD L. RIESBECK       President - Riesbeck                    1984                 11,519  (8)        .39%
St. Clairsville, Ohio     Food Markets, Inc.
Age:   50

           SHARE OWNERSHIP OF MANAGEMENT OTHER THAN COMPANY DIRECTORS

      The following table sets forth, as of December 31, 1999 the beneficial ownership of Common Shares of the Company by each Executive Officer of the Company and by Directors and Executive Officers, as a group.

                                         COMMON SHARES
            NAME                      BENEFICIALLY OWNED(1)       PERCENT
            ----                      ---------------------       -------
Norman F. Assenza, Jr. (9)                   6,275                  0.21
Randall M. Greenwood                           220                   nil
Alan M. Hooker (10)                            681                   nil
James A. Lodes (11)                          3,625                  0.12
All Company Directors and Executive
Officers as a Group (11 individuals)       193,928                  6.59%


      All Directors and all Officers of United Bancorp, Inc and its two subsidiary banks plus the Employees 401(k) Plan and the Employees Defined Benefit Retirement Plan as a group hold 291,715 shares representing 9.91% of total outstanding shares of United Bancorp, Inc. common shares.

(1) Beneficial ownership of Common Shares, as determined in accordance with applicable rules of the Securities and Exchange Commission, includes shares as to which a person has or shares voting power and/or investment power. Except as otherwise indicated, the shareholders listed above have sole voting and investment power with respect to their Common Shares.

(2) Includes 28,825 Common Shares held of record held by spouse Marlene K. Everson; 2,180 Common Shares held of record by son Todd M. Everson; 1,361 Common Shares held of record by son Scott A. Everson; 29 Common Shares held of record by daughter Dr. Dana K. Everson; 1,729 Common Shares held by son James W. Everson, Jr. jointly with his wife Bethany Lynn Everson and 3,065 Common Shares held in trust as a participant in the Directors Deferred Compensation Plan.

(3) Includes 107 Common Shares of record held in trust each for son Matthew Cole Thomas and daughter Jenna Caye Thomas, 2,504 Common Shares held in trust as a participant in the Directors Deferred Compensation Plan and 1,074 shares of record held by M. C. Thomas Insurance Agency. Inc.

(4) Includes 391 Common Shares held in trust as a participant in the Directors Deferred Compensation Plan.

(5) Includes 12,127 Common Shares of record held by spouse, Barbara L. Clark; and 1,567 Common Shares held in trust as a participant in the Directors Deferred Compensation Plan.

(6)  Includes 232 shares subject to options, which are presently exercisable.

(7) Includes 171 Common Shares held in trust as a participant in the Directors Deferred Compensation Plan and 280 shares subject to options, which are presently exercisable.

(8)  Includes 10,418 Common Shares held of record by Riesbeck Food Market's Inc.

(9) Includes 1,413 Common Shares held of record jointly with parent, Helen Assenza, 2,693 Common Shares held of record by parent, Helen Assenza with others and 823 shares subject to options which are presently exercisable.

(10) Includes 86 Common Shares held of record by spouse, Lisa R. Hooker and 389 Common Shares held in trust as a participant in the Directors Deferred Compensation Plan.

(11) Includes 196 Common Shares held of record by spouse, Susan M. Lodes and 933 shares subject to options which are presently exercisable.

            THE BOARD OF DIRECTORS, ITS COMMITTEES AND COMPENSATION

     In 1999, there were a total of four regularly scheduled meetings of the Board of Directors of United Bancorp, Inc. Each director of the Company attended in excess of 75% of the combined total of the meetings of the Board of Directors and meetings of each committee which such directors served. On April 21, 1999, The Citizens-State Bank, Strasburg, Ohio was merged into The Citizens Savings Bank, Martins Ferry, Ohio, resulting in two banking subsidiaries for the Company, The Citizens Savings Bank, Martins Ferry, Ohio and The Community Bank, Lancaster, Ohio. All Directors of The Citizens State-Bank continued as Directors of The Citizens Savings Bank. On April 21, 1999, Herman E. Borkoski, Dr. Leon F. Favede and Errol C. Sambuco resigned as Directors of United Bancorp, Inc and continue serving as Directors of The Citizens Savings Bank. At year-end, all Company Board members except Mr. Richardson also served on the Board of Directors of The Citizens Savings Bank, Martins Ferry, Ohio. Mr. Everson and Mr. Richardson also served on the Board of Directors of The Community Bank, Lancaster, Ohio. The Citizens Savings Bank, Martins Ferry, Ohio and The Community Bank, Lancaster, Ohio are wholly owned subsidiaries of the company and each meets monthly. The Company has a Compensation Committee consisting of Messrs. Riesbeck, Chairman; Arciello, Clark, and Hoopingarner, and is responsible for administering the Company's employee benefit plans, setting the compensation of the Subsidiary banks' Presidents, reviewing the criteria that form the basis for management's officer and employee compensation recommendations and reviewing management's recommendations in this regard. The Compensation Committee, which met one time during 1999, meets on an as needed basis, and pays committee fees of $200.00 per meeting attended. Directors of the Company are paid an annual retainer of $5,000 plus a fee of $400.00 per meeting attended. Pursuant to the Company's Stock Option Plan, all directors of the Company were awarded during 1995 an option to purchase 1,500 shares of the Company's common stock at $14.94 per share. Due to the 10% share dividend paid June 20, 1996, 10% share dividend paid September 20, 1998, and 5% share dividend paid December 19, 1998 and 5% share dividend paid December 20, 1999, the option to purchase is now 2,000 shares at $10.98 per share.

     The Company's lead bank, The Citizens Savings Bank, Martins Ferry, Ohio, has the following committees of the Board of Directors: Executive, Asset/Liability and Audit. The Executive Committee consists of Messrs. Riesbeck, Chairman; Clark, Everson and Thomas, and is responsible for loan review, rate setting, management issues and asset/liability management. The Executive Committee, which met fifty times in 1999, meets on a weekly basis, and pays committee fees of $800.00 per month to outside directors. The Asset/Liability Committee consists of The Executive Committee and officers Assenza, Scott Everson, Greenwood and Lodes and is responsible for the pricing and repricing of loan and depository products, budgetary matters, and manages the assets, liabilities and profitability of the Company and its subsidiary banks. The Asset/Liability Committee met twelve times in 1999, meets on a monthly basis, and does not pay committee fees to its members. The Audit Committee consists of Messrs. Arciello, Chairman; Borkoski, Sambuco and Thomas, and reviews the audit plan with the Company's independent accountants, the scope and the results of their audit engagement and the accompanying management letter; reviews the scope and results of the Company's internal auditing procedures; consults with independent accountants and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; approves professional services provided by the independent accountants; reviews the independence of the independent accountants; and reviews the range of the independent accountant's audit and non-audit fees. The Audit Committee met four times in 1999, and pays committee fees of $200.00 per meeting to outside directors.

     The Board of Directors of the Company as a whole functions as a nominating committee to propose nominees for director to the Board of Directors. See "Shareholders' Proposals" for 2000 Annual Meeting below.

     The Company's subsidiary bank, The Community Bank, Lancaster, Ohio has the following committees of its Board of Directors: Executive Committee and Audit Committee. The Executive Committee of The Community Bank consists of Messrs. Everson, Chairman; Hooker, Samuel Jones, Terry A. McGhee and Richardson and meets monthly and is paid $100 per meeting to the outside directors. The Audit Committee consists of Philip Kasler, Chairman, Terry A. McGhee and Samuel Jones and meets quarterly and each committee member is paid $100.00 per meeting.

     The Citizens Savings Bank, Martins Ferry, Ohio paid each director a $5,000 Annual Retainer and $400 per meeting attended and The Community Bank, Lancaster, Ohio paid each director a $2,700 Annual Retainer and $300.00 per meeting attended.

     During 1996 the Board of Directors implemented the United Bancorp, Inc. and United Bancorp, Inc. Affiliate Bank Directors Deferred Compensation Plan pursuant to which directors may elect annually to defer all or a portion of their directors fees. Once deferred such fees are periodically invested by a related Trust in shares of United Bancorp, Inc. common stock. Deferred benefits are payable upon termination of service as a member of the Board of Directors in a lump sum stock distribution or periodic stock distribution at the election of the participant. Earlier payment of accrued benefits is provided for in the event of death of the participant or upon the occurrence of an "Unforeseeable Emergency".

                       COMPENSATION OF EXECUTIVE OFFICERS

     United Bancorp, Inc. did not incur any salary expenses nor does it provide pensions, profit sharing plans, or other benefits to any of its officers. All such expenses are paid by United Bancorp, Inc.'s subsidiaries, The Citizens Savings Bank, Martins Ferry, Ohio and The Community Bank, Lancaster, Ohio.

     The following sets forth the direct remuneration paid by the Company's subsidiaries to the officers whose total remuneration exceeded $100,000.00. The figures are Base Salaries including director fees, Incentive Compensation earned in the current year and Other Annual Compensation, which represents the Company's matching 401(k) contribution of $4,800.00 for Mr. Everson, $4,800.00 for Mr. Price, $1,142.00 for Mr. Hooker and $3,049 for Mr. Assenza.

                                 SUMMARY COMPENSATION TABLE

                                                                  ANNUAL COMPENSATION
                                                      -------------------------------------------
NAME AND PRINCIPAL POSITION                           YEAR      SALARY       BONUS        OTHER
---------------------------                           ----      ------       -----        -----
James W. Everson                                      1999     $199,075     $ 31,774     $  4,800
Chairman, President & CEO                             1998     $174,700     $ 44,606     $  2,500
The Citizens Savings Bank and                         1997     $158,600     $ 40,192     $  2,375
United Bancorp, Inc.

Harold W. Price (deceased 9-12-99)                    1999     $142,044          -0-     $  4,800
President & CEO                                       1998     $129,050     $ 36,880     $  2,500
The Citizens Savings Bank                             1997     $110,200     $ 33,600     $  2,040
Executive Vice President-Administration
United Bancorp, Inc.

Alan M. Hooker                                        1999     $ 96,300     $ 17,849     $  1,142
President & CEO                                       1998     $ 13,077          -0-          -0-
The Community Bank &
Executive Vice President -
Administration - United Bancorp, Inc.

Norman F. Assenza, Jr                                 1999     $ 84,400     $ 11,447     $    573
Sr. Vice President -                                  1998     $ 84,400     $ 19,623     $  1,266
Regulatory Compliance & Secretary                     1997     $ 82,400     $ 18,205     $  1,523
The Citizens Savings Bank
Vice President - Operations & Secretary
United Bancorp, Inc.

     The following table sets forth the number and value of all unexercised stock options held by Executive Officers at year-end. The value of "in-the-money" options refers to options having an exercise price, which is less than the market price of the Company's stock on December 31, 1999. On that date, the Company's named Executive Officers held exercisable options, which were "in-the-money" as discussed in the following table. In addition, the table sets forth the number of options exercised by each of the named Executive Officers during 1999 and indicates the amount of value realized upon such exercise.


              1999 STOCK OPTION EXERCISES AND YEAR-END VALUE TABLE


                                                                   NUMBER (#) OF     VALUE ($) OF
                                                                    UNEXERCISED       UNEXERCISED
                                                                     OPTIONS-          OPTIONS-
                                                                     12/31/99         12/31/99(1)
                                                                     --------         -----------
                       SHARES ACQUIRED       NET VALUE($)         EXERCISABLE/       EXERCISABLE/
NAME                     ON EXERCISE           REALIZED           UNEXERCISABLE      UNEXERCISABLE
----                     -----------           --------           -------------      -------------
James W. Everson           4,669                $25,481                 -0-                 -0-
                                                                     28,681            $130,326

Harold W. Price              -0-                $     0              13,340            $ 60,617
                                                                        -0-                 -0-

Norman F. Assenza, Jr.       105                   $573                 829            $  3,767
                                                                      5,736            $ 26,064

(1) Represents market value at $15.75 per share of the Company's common stock at December 31, 1999, less the exercise price.

                      REPORT OF THE COMPENSATION COMMITTEE

     Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company's President and Chief Executive Officer and, if applicable, the four other most highly compensated executive officers, whose compensation exceeded $100,000 during the Company's fiscal year. The disclosure requirements, as applied to the Company, include the Company's Chairman, President and Chief Executive Officer (Mr. James
W. Everson), the Company's Executive Vice President - Administration (Mr. Alan
M. Hooker), and the Company's Vice President-Operations (Mr. Norman F. Assenza, Jr.) and includes the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting Mr. Everson, Mr. Hooker and Mr. Assenza. The Compensation Committee (the "Committee") has the responsibility of determining the compensation policy and practices with respect to all of the Company's Executive Officers. At the direction of the Board of Directors, the Committee has prepared the following report for inclusion in this Proxy Statement.

COMPENSATION PHILOSOPHY. This report reflects the Company's compensation philosophy as endorsed by the Committee. The Committee determines the level of compensation for all other executive officers within the constraints of the amounts approved by the Board.

Essentially, the executive compensation program of the Company has been designed to:

- Support a pay-for-performance policy that awards executive officers for corporate performance.
-    Motivate key senior officers to achieve strategic business goals.
- Provide compensation opportunities which are comparable to those officers by other peer group companies, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success.

     SALARIES. The Committee set the base salary paid to Mr. Everson at $175,000 effective January 1, 1999 and paid him Directors Fees in the amount of $24,075 for serving on the company board of directors and two subsidiary banks boards of directors, thus permitting him to participate in the established Directors Deferred Fee Plan. His total base compensation for 1999 increased $24,375 or 13.9%. Mr. Price's base salary was set at $150,000 and he was paid Directors Fees of $11,275 for his Boardship at The Citizens-State Bank and The Citizens Savings Bank, thus permitting him to participate in the established Directors Deferred Fee Plan. His total base compensation represents the amount paid through the date of his death on September 12, 1999. Mr. Assenza's base salary was maintained at $84,400. Mr. Hooker's base salary was set at $90,000 and he was paid director fees of $6,300 for his Boardship at The Community Bank, thus permitting him to participate in the established Directors Deferred Fee Plan. The company has used the services of Ben S. Cole Financial Inc., an independent outside consultant of Boston, Massachusetts in setting Executive Compensation and surveys conducted by Crowe, Chizek and Company, LLP. Increases recognize additional responsibility resulting from the expansion into Lancaster, Ohio by The Community Bank and, the consolidation of The Citizens State Bank into the Citizens Savings Bank creating a larger area of administration. In addition the Committee approved compensation increases for all other executive officers of the Company. The Board of Directors of the Company and Subsidiary Banks approved all such increases upon the recommendation of the Committee. Executive Officers salary increase determinations are based upon performance appraisals of such executives which reviews, among other things, the performance of executives against goals set in the prior year, extraordinary service and promotions within the organization and compensation levels within peer groups.

     INCENTIVE COMPENSATION. Officers of United Bancorp, Inc. named above are participants in the following described plan of United Bancorp, Inc., The Citizens Savings Bank, Martins Ferry, Ohio, and The Community Bank, Lancaster, Ohio, wholly-owned subsidiaries of the Company.

         The Company and The Banks' Incentive Compensation Plans provide the opportunity to earn a percentage of salary based on achievement of predetermined goals established by each Board of Directors. The type and relative weighting of goals may change from year to year. For 1999 the incentive amounts distributed were determined by achievement against specific earnings per share growth, asset growth, return on assets, return on equity and loan to asset ratio targets. In addition, participants other than the CEO's have a portion of their incentives determined by goals for their areas of responsibility. Eligibility and allocation of incentive awards for all participants are determined by the Compensation Committee.

     The above officers of the Company received the following amounts, which are included in the above tables, under Bonus earned based on 1999 results: $31,774 to Mr. Everson, $17,849 to Mr. Hooker and $11,447 to Mr. Assenza. Additionally, Mr. Everson had personal use of a company vehicle valued for 1999 at $2,815.00 and a club membership valued at $1,600. Mr. Price had personal use of a company vehicle valued for 1999 at $1,493 and Mr. Hooker had personal use of a company vehicle valued for 1999 at $ $743.00.

     LONG TERM COMPENSATION. Long term incentive compensation is addressed by the Company's Stock Option Plan. The Stock Option Plan was designed to provide long-term incentive to the executive officers and directors of the Company, and to better align the interest of management with those of the Company's shareholders. The Board believes that stock options provide an effective means of accomplishing its long-term compensation objectives, as the level of compensation is directly proportional to the level of appreciation in the market value of the Company's common stock subsequent to the date of the option grant.

This Report on Compensation is submitted by the Compensation Committee Members:
Richard L. Riesbeck, Chairman, Michael J. Arciello, John H. Clark, Jr., John M. Hoopingarner

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS. Regulations require the disclosure of any related party transactions with members of the Compensation Committee. During the past year, certain directors and officers, including members of the Compensation Committee, and one or more of their associates, may have been customers of and had business transactions with one or more of the bank subsidiaries of United Bancorp, Inc. All loans included in such transactions were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features. It is expected that similar transactions will occur in the future. In addition, The Citizens Savings Bank, a wholly-owned subsidiary of the Company, pursuant to the terms of a lease entered into on April 1, 1998, paid Riesbeck Food Markets, Inc., $22,500.00 in 1999, and over the five year term of the lease, payments will total $112,500 as lease payments for space used in an in-store banking location at St. Clairsville, Ohio. Mr. Riesbeck, Chairman of the Compensation Committee, is an officer, director and shareholder of Riesbeck Food Markets, Inc. Management believes the lease between Riesbeck Food Markets, Inc. and the Company was made on arms length basis, using a third party consulting firm that specializes in grocery store banking facilities.

          PERFORMANCE GRAPH - FIVE-YEAR SHAREHOLDER RETURN COMPARISON

     The SEC requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Company has chosen SNL Securities, a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries for the purpose for this performance comparison which includes the SNL-Midwestern Bank Index, All Bank Index and NASDAQ Total Return Index. Each index is weighted for all companies that fit the criteria of that particular index and assumes dividends are received in cash and reinvested to purchase additional shares. The following chart measures $100 invested December 31, 1994 in the Company's common stock and each index measured over five years.


                              [PERFORMANCE GRAPH]

INDEX          PERIOD ENDING     12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
UNITED BANCORP, INC.              100.00      77.57     136.26     190.32     188.72     128.86
NASDAQ - TOTAL US                 100.00     141.33     173.89     213.07     300.25     542.43
SNL BANKS INDEX                   100.00     155.69     217.25     329.20     356.10     345.13
SNL MIDWEST BANK INDEX            100.00     147.77     201.03     325.95     346.70     272.40
SNL $250M-$500M BANK INDEX        100.00     134.95     175.23     303.23     271.41     252.50

                                  PENSION PLAN

     United Bancorp, Inc. does not have any compensated employees; however, it does maintain a Pension Plan for the employees of its subsidiary banks with each bank contributing its share of the cost in annual contribution to the Pension Plan.

     United Bancorp, Inc. of Martins Ferry, Ohio and its subsidiary Banks Employees' Retirement Plan (the Plan) is a Defined Benefit Plan for all eligible full time employees. It may provide monthly benefits commencing as early as age 50, but not later than age 70, for employees who terminate or retire with 5 or more years of credited service.

     Benefits at retirement or vested termination are based on all the years-credited service, and the average of the highest five consecutive years. The Plan is integrated with social security covered compensation.

     The table below sets forth retirement benefits at various levels of compensation and years of service based upon retirement at age 65. For this table, benefits are payable to the participant for life and are based on 1998 terms and factors.

                         BENEFIT TABLE FOR A PARTICIPANT
                            ATTAINING AGE 65 IN 1999

                                Years of Service


   AVERAGE
ANNUAL SALARY     10              15           20              25             30        35 OR MORE
-------------     --              --           --              --             --        ----------
$160,000       $ 25,851       $ 38,777       $ 51,702       $ 64,628       $ 77,553       $ 90,479

$150,000       $ 24,101       $ 36,152       $ 48,202       $ 60,523       $ 72,303       $ 84,354

$125,000       $ 19,726       $ 29,589       $ 39,452       $ 49,315       $ 59,178       $ 69,041

$100,000       $ 15,351       $ 23,027       $ 30,702       $ 38,378       $ 46,053       $ 53,729

$ 75,000       $ 10,976       $ 16,464       $ 21,952       $ 27,440       $ 32,928       $ 38,416

$ 50,000       $  6,601       $  9,902       $ 13,202       $ 16,503       $ 19,803       $ 23,104

$ 25,000       $  2,750       $  4,125       $  5,500       $  6,875       $  8,250       $  9,625

$ 10,000       $  1,100       $  1,650       $  2,200       $  2,750       $  3,300       $  3,850

Notes: Maximum annual pension available in 1999 in accordance with Section 4315 of the Internal Revenue Code assuming a minimum of ten years participation is $130,000. The maximum annual compensation allowed under Section 401(a)(17) of the Internal Revenue Code in determining a participant's benefit in 1999 is $160,000.

     The above officers of the Company will have the following years of estimated credited service at retirement: Mr. Everson 43 years; Mr. Hooker, 17 years; Mr. Assenza, 33 years.

                           SPECIAL SEVERANCE AGREEMENT

     The Company has entered into a Special Severance Agreement ("Agreement") with Mr. Everson, Mr.Hooker, and Mr. Assenza, its Chairman, President and Chief Executive Officer, its Executive Vice President-Administration, and its Vice President-Operations, respectively and other key holding company officers. The Agreement provides that Mr. Everson, Mr. Hooker and Mr. Assenza shall be entitled to a lump sum severance benefit in the event of Mr. Everson's, Mr. Hooker's and Mr. Assenza's termination of employment (other than for cause) following a Change of Control and involuntary termination of employment. A Change of Control is defined to include merger or other acquisition of the Company and certain other changes in the voting control of the Company. In the event of a Change of Control and the involuntary termination of his employment, the Agreement requires that Mr. Everson receive 2.99 times annual compensation, Mr. Hooker to receive 2.0 times annual compensation and Mr. Assenza to receive 1.0 times annual compensation, in a lump sum cash payment, at that level in effect immediately prior to such Change of Control. The Agreement has a term of 1 year and is automatically extended for one additional year unless, not later than June 30th of the preceding year the Company gives notice of termination of the agreement. The rights of the Company to choose to employ or terminate Mr. Everson, Mr. Hooker, and Mr. Assenza, prior to a Change of Control are not affected by this Agreement. In the event a Change of Control had occurred on January 1, 2000, and Mr. Everson's, Mr. Hooker's and Mr. Assenza's employment had been involuntarily terminated on such date (other than for cause), Mr. Everson, Mr. Hooker and Mr. Assenza would have been entitled (subject to certain immaterial modifications provided by the Agreement which may lower the amount), to receive lump sum severance benefits of $758,147, $235,082 and $99,469, respectively. In the event a potential Change of Control is announced, all executives agree to remain in the employment of the Company for not less than one (1) year following the initial occurrence of such a potential change in Control of the Company.

                        INTEREST IN MATERIAL TRANSACTIONS

     On June 14, 1999, in connection with the expansion of The Community Bank, the Company's wholly-owned subsidiary, into the Lancaster, Ohio, market, the Company acquired a four-story building at 201 North Columbus Street and additional property at 218 West Wheeling Street, Lancaster, Ohio, from Rich-Court, Inc., for a purchase price of $500,970. Mr. Richardson, a Company director owns 50% of Rich-Court, Inc. The building now serves as The Community Bank's main office in Lancaster, Ohio. The Company negotiated the terms of the purchase of the building through a third party, received appraisals of the property, and believes that the Company paid no more than a competitive purchase price for the building.

                        COMPLIANCE WITH SECTION 16(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with by such persons.

                                    AUDITORS

      The Board of Directors proposes and recommends that the Shareholders approve the selection by the Board of the firm Crowe, Chizek and Company LLP to serve as independent auditors for the Company for the year 2000. The firm has served as independent auditors for the company since 1989. A representative of Crowe, Chizek and Company LLP will be present at the Annual Meeting to make such comments as they desire and to respond to questions from shareholders of the company. Action by the shareholders is not required by law in the appointment of independent auditors, but their appointment is submitted by the Board of Directors in order to give the shareholders the final choice in the designation of auditors. If the resolution approving Crowe, Chizek and Company LLP as the Company's independent auditors is rejected by the shareholders then the Board of Directors will reconsider its choice of independent auditors. Proxies in the form solicited hereby when returned to the Company will be voted in favor of the resolution unless otherwise instructed by the shareholders. The Board of Directors recommends the adoption of the resolution to reappoint Crowe, Chizek and Company LLP as independent auditors of the Company.


                             SHAREHOLDERS' PROPOSALS

      If any shareholder of the Company wishes to submit a proposal to be included in next year's Proxy Statement and acted upon at the annual meeting of the Company to be held in 2001, the proposal must be received by Mr. James W. Everson, Chairman, President and Chief Executive Officer of the Company at the principal executive offices of the Company, 201 South 4th Street, Martins Ferry, Ohio 43935, prior to the close of business on November 27, 2000. On any other proposal raised by a stockholder for next year's annual meeting, the Company intends that proxies received by it will be voted in the interest of the Company in accordance with the judgement of the Board of Directors and the proposal will be considered untimely, unless notice of the proposal is received by the Company not later than February 7, 2001.


                                 OTHER BUSINESS

     The management at present knows of no other business to be brought before the meeting. If any other business is presented at such meeting, the proxy will be voted in accordance with the recommendations of the Board of Directors. A copy of the Company's 1999 financial report filed with the Securities and Exchange Commission, on Form 10-K, will be available without charge to shareholders upon request. Address all requests, in writing, for this document to cfo@unitedbancorp.com or Randall M. Greenwood, Vice President and Chief Financial Officer, United Bancorp, Inc., 201 South 4th at Hickory Street, Martins Ferry, Ohio 43935.


                           By order of the Board of Directors


                           James W. Everson
                           Chairman, President and Chief Executive Officer ceo@unitedbancorp.com
                           Martins Ferry, Ohio
                           March 24, 2000

      WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.

                              UNITED BANCORP, INC.
                              MARTINS FERRY, OHIO

                        FORM OF PROXY FOR ANNUAL MEETING
                           TO BE HELD APRIL 19, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James W. Everson, Richard L. Riesbeck, John H. Clark, Jr. and Matthew C. Thomas, or any of them, proxies of the undersigned, with full powers of substitution, to vote all of the common shares of beneficial interest of United Bancorp, Inc. that the undersigned is entitled to vote at the Annual Meeting to be held on April 19, 2000 and at any adjournment thereof, and authorizes and instructs said proxies to vote as set forth on the reverse side.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Whether or not you plan to attend our annual meeting, please execute the enclosed proxy and return it as promptly as possible in the enclosed postage-paid envelope. If you do attend the meeting, you may withdraw the proxy.

        IMPORTANT - This Proxy must be signed and dated on reverse side.

                                                --------------------------------
                                                WHEN PROXY IS OKAYED PLEASE SIGN
                                                & DATE IT ABOVE






                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                              UNITED BANCORP, INC.

                                 April 19, 2000



             \/ Please Detach and Mail in the Envelope Provided \/


                                                                                                                          |
                                                                                                                          |
                                                                                                                          |_____

       Please mark your
A /X/  votes as in this
       example.



                             WITHHOLD
                           AUTHORITY FOR
                  FOR      ALL NOMINEES                                                                      FOR   AGAINST   ABSTAIN
1. Election of    / /         / /         Nominees: James W. Everson  2. Ratification of the appointment of  / /     / /     / /
   Directors.                                       Matthew C. Thomas    Crowe, Chizek and Company, LLP to
                                                                         serve as external auditors for 2000

Instruction: To withhold authority to vote for                        In their discretion, the proxies are authorized to vote upon
any individual nominee at right, write in that                        such other business as may properly come before the Annual
nominee's name in the space below.                                    Meeting or any adjournment or postponement thereof.

-----------------------------------------------
                                                                      This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no
                                                                      direction is made, this Proxy will be voted FOR all nominees named in Proposal 1 and FOR Proposal 2.

                                                                      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                                                                      USING THE ENCLOSED ENVELOPE.



Signature                                                       Dated                               , 2000
         ------------------------------------------------------      -------------------------------
NOTE: Please sign name exactly as it appears on the share certificate. Only one of several joint owners needs to sign.
Fiduciaries should give full date.